                                                                 Exhibit (1)(b)

                                  FORM OF
                           CERTIFICATE OF TRUSTEES
                                      OF
                       THE EXPLORER INSTITUTIONAL TRUST

                             November ____, 1995


        The undersigned, constituting all of the Trustees of The Explorer Institutional Trust (the "Trust"), hereby adopt the following resolution for the purpose of amending and restating Section 2.3 of the Trust's Agreement and Declaration of Trust (the "Trust Instrument") and execute this instrument in writing pursuant to Section 11.3 of the Trust Instrument, as in effect on the date hereof. This certificate may be executed in counterpart.

        RESOLVED, that pursuant to Sections 11.3 and 2.3 of the Trust Instrument, Section 2.3 shall be, and hereby is, amended and restated by deleting it in its entirety and replacing it with the following:

        2.3 Resignation and Removal. Any Trustee may resign his trust (without need for prior or subsequent accounting except in the event of removal for cause) by an instrument in writing signed by him and delivered or mailed to the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number requried by Section 2.1 hereof) with or without cause at any time: (i) by written instrument, signed by at least two thirds (2/3) of the number of Trustees prior to such removal, specifying the date upon which such removal shall become effective; or (ii) by vote of Shareholders holding not less than two thirds (2/3) of the Shares then outstanding. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.



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David C. Arch                               Wayne W. Whalen


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Dennis J. McDonnell                         Don G. Powell


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Howard J Kerr                               Theodore A. Myers


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Hugo F. Sonnenschein                        Rod Dammeyer